Exhibit 99.1

Avista Pharma Solutions, Inc.

Financial Report

December 31, 2017

Report of Independent Certified Public Accountants

To the Board of Directors

Avista Pharma Solutions, Inc.

Durham, North Carolina

Report on the Financial Statements

We have audited the accompanying financial statements of Avista Pharma Solutions, Inc. (the Company), which comprise the balance sheet as of December 31, 2017, the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avista Pharma Solutions, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Raleigh, North Carolina

April 3, 2018, except for Note 1, Goodwill, and Note 7, as to which the date is March 8, 2019

Avista Pharma Solutions, Inc.

Balance Sheet

December 31, 2017

(In Thousands, Except for Share Data)

Assets

Current assets:
Cash	$5,509
Accounts receivable, less allowance for doubtful accounts of $107	5,475
Prepaid expenses and other assets	1,215

Total current assets	12,199

Other assets:
Property and equipment, net	27,523
Goodwill	10,989
Finite-life intangibles, net	50
Deferred income taxes	68
Other assets	588

Total assets	$51,417

Liabilities and Stockholders’ Deficit

Current liabilities:
Secured demand notes	$13,624
Current maturities of long-term debt	777
Accounts payable	2,156
Accrued liabilities	3,821
Deferred revenue	584
Current portion of capital lease obligations	486

Total current liabilities	21,448

Long-term liabilities:
Long-term debt, less current maturities	5,320
Capital lease obligations, less current portion	1,165
Other long-term liabilities	2,600

Total liabilities	30,533

Commitments and contingencies

Series A Preferred stock, voting, par value $0.001 per share; 20,900,000 shares authorized, issued and outstanding; liquidation value of $31,025	31,025
Series B Preferred stock, voting, par value $0.001 per share; 4,168,761 shares authorized, issued and outstanding; liquidation value of $9,170	9,170

Stockholders’ deficit:
Common stock, voting, par value $0.001 per share; authorized 31,336,076 shares; issued and outstanding 178,394 shares	—
Additional paid-in capital	1,178
Accumulated deficit	(20,489)

Total stockholders’ deficit	(19,311)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$51,417

See notes to financial statements.

Year Ended December 31, 2017

(In Thousands)

Revenues	$45,961
Cost of revenues	36,395

Gross profit	9,566

Selling, general and administrative expenses	13,226
Intangible amortization expense	113
Other operating expense, net	340

Operating loss	(4,113)

Interest expense	1,890
Other income, net	(18)

Loss before benefit from income taxes	(5,985)

Benefit from income taxes	(52)

Net loss	(5,933)

Preferred dividends	(3,081)

Net loss attributable to common stockholders	$(9,014)

See notes to financial statements.

Avista Pharma Solutions, Inc.

Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Year Ended December 31, 2017

(In Thousands, Except for Share Data)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock, Voting		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	$	Shares	$	Shares	$
Balance, December 31, 2016	20,900,000	$28,647	4,168,761	$8,467	178,394	$—	$909	$(11,475)	$(10,566)
Stock-based compensation	—	—	—	—	—	—	269	—	269
Accreted dividends	—	2,378	—	703	—	—	—	(3,081)	(3,081)
Net loss	—	—	—	—	—	—	—	(5,933)	(5,933)

Balance, December 31, 2017	20,900,000	$31,025	4,168,761	$9,170	178,394	$—	$1,178	$(20,489)	$(19,311)

See notes to financial statements.

Avista Pharma Solutions, Inc.

Statement of Cash Flows

Year Ended December 31, 2017

(In Thousands)

Cash flows from operating activities:
Net loss	$(5,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,765
Noncash interest	1,610
Loss on disposal of property and equipment	70
Deferred income taxes	(68)
Stock-based compensation	269
Changes in operating assets and liabilities:
Accounts receivable	62
Prepaid expenses	(243)
Other assets	(66)
Accounts payable and accrued liabilities	672
Deferred revenue	(3,072)
Other liabilities	1,264

Cash used in operating activities	(2,670)

Cash flows from investing activities:
Purchases of property and equipment	(13,972)
Proceeds from sale of property and equipment	5,297

Cash used in investing activities	(8,675)

Cash flows from financing activities:
Payments on noncompete agreement	(113)
Deferred financing costs	(51)
Borrowings on long-term debt	6,148
Principal payments on long-term debt	(6)
Repayments on capital lease obligations	(347)

Net cash provided by financing activities	5,631

Net decrease in cash	(5,714)
Cash:
Beginning of year	11,223

End of year	$5,509

Supplemental disclosures of cash flow information:
Cash payments for interest, including payments of paid-in-kind interest	$288

Cash payments for income taxes	$87

Supplemental schedules of noncash investing and financing activities:
Equipment financed under a capital lease	$1,866

Purchases of property and equipment in accounts payable	$1,297

See notes to financial statements.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: Avista Pharma Solutions, Inc. (the Company) is a contract testing, development and manufacturing organization, providing pharmaceutical, animal health and medical device clients with a broad suite of scientifically differentiated services ranging from early drug development and drug product manufacturing to stand-alone analytical and microbiology testing support. The Company’s services are sold to customers located primarily in the United States.

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition: The Company recognizes revenue when services are completed in accordance with specific agreements with its customers and when all costs connected with providing these services have been incurred, the price is fixed or determinable and collectability is reasonably assured.

The Company recognizes revenue using the completed-contract method when the customer perceives value only upon the final act under the contract. These contracts are generally short-term in nature. Once the contracted services have been completed for a given project and the deliverable has been issued, a customer invoice is prepared and revenue is recognized.

The Company also has several larger individual projects that span longer time periods where multiple specified acts are requested by the customer under the contract. Revenue related to such projects is recognized on a proportional performance basis, where revenue is earned throughout the period that each service act is performed based upon input steps to achieve each act. These efforts-expended inputs provide a reasonable approximation of the Company’s pattern of performance under the customer contracts.

In 2016, the Company entered into an arrangement with a customer to develop and commercialize a topical and oral drug for the animal health industry. The terms of this agreement and other potential collaboration or commercialization agreements the Company may enter into generally contain multiple elements, or deliverables, which may include, among others: (i) licenses to its technology, and (ii) research and development activities to be performed on behalf of the partner. Under this arrangement, the Company sublicensed its intellectual property and is performing development work for the customer. In addition, the arrangement contains an upfront fee of $1,000, possible milestone payments due to the Company during the development through the commercialization process totaling $18,900 in the aggregate and royalties after commercialization, if commercialization is achieved.

The license was determined to not have stand-alone value from the development services. As such, the Company determined that there is one unit of accounting for these items and the revenues on the development work are accounted for on a proportional performance basis with the upfront fee being amortized into revenue over the expected term of the development services agreement of three years. The revenues related to the milestone payments were substantive and are accounted for when performance has been achieved. After commercialization, royalties will be recorded when earned. The amortization of the upfront fee recognized as revenue for the year ended December 31, 2017, was $375. As of December 31, 2017, $344 relating to this agreement is included in deferred revenue on the balance sheet. During the year ended December 31, 2017, $1,000 in milestone revenue was recognized.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

Cash: Cash includes interest-bearing accounts and term deposits with remaining maturities of less than three months at the date the term deposit was acquired. The Company maintains its cash in depository accounts that, at times, may exceed Federal Depository Insurance Corporation limits. To date, the Company has experienced no losses in such accounts.

Accounts receivable and deferred revenue: Accounts receivable are recorded at net realizable value. Unbilled accounts receivable arise when services have been rendered for which revenue has been recognized, but the customers have not been billed. In general, prerequisites for billings and payments are established by contractual provisions, including predetermined payment schedules, which may or may not correspond to the timing of the performance of services under the contract. Total unbilled accounts receivable included in accounts receivable was $1,326 at December 31, 2017.

In some cases, payments received are in excess of revenue recognized. Deferred revenue represents receipts of payments from customers in advance of services being provided and the related revenue being earned. As the contracted services are subsequently performed and the associated revenue is recognized, the deferred revenue balance is reduced by the amount of the revenue recognized during the period.

Allowance for doubtful accounts: The Company monitors past-due accounts on an ongoing basis and establishes appropriate reserves, if required, to cover probable losses. An appropriate allowance is determined by considering several factors, including the length of time accounts receivable are past due, historical loss history, the specific customer’s ability to pay its obligation and the condition of the general economy and the customer’s industry.

Property and equipment: Property and equipment are recorded at original cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the asset or the life of the related lease.

Major improvements that substantially extend an asset’s useful life are capitalized. Repairs, maintenance and minor improvements are charged to operations as incurred.

The estimated lives used for computing depreciation and amortization are as follows:

Years
Building	10
Machinery and equipment	10
Computer software	5
Office equipment and furniture	3-5

Gain on sale leaseback: The Company has deferred the gain associated with the 2017 sale leaseback transaction discussed in Note 5. The gain is being amortized over the initial 15-year lease term using the ratio of annual rent expense paid to the total rent expense to be paid over the life of the lease.

Finite-life intangibles: The Company’s finite-life intangible assets arose from business acquisitions completed during periods prior to 2017 and include customer relationships, trade name and noncompete agreements. All finite-life intangible assets are amortized on a straight-line basis.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

Finite-life intangible assets are shown net on the balance sheet and consist of the following:

	December 31, 2017
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	6	$300	$250	$50
Trade name	8	80	80	—
Noncompete agreements	5	250	250	—

		$630	$580	$50

Total amortization expense related to finite-life intangible assets was $113 for the year ended December 31, 2017.

Goodwill: Goodwill represents the acquisition costs in excess of the fair values of identified tangible and intangible assets. Goodwill acquired in a business combination is not amortized, but instead tested annually for impairment or more frequently if certain triggering events occur. The Company tests for impairment using the two-step process. The first step tests for potential impairment, while the second step measures the amount of impairment, if any. The Company performs its annual goodwill impairment as of December 31 each year. To date management has determined there was no impairment of goodwill.

Impairment of long-lived depreciable assets: The Company reviews whether there are any indicators of impairment of its capital assets and identifiable intangible assets. If such indicators are present, the Company assesses the recoverability of the assets or group of assets by determining whether the carrying value of such assets can be recovered through undiscounted future cash flows. If the sum of undiscounted future cash flows is less than the carrying amount, the excess of the carrying amount over the estimated fair value, based on discounted future cash flows, is recorded as a charge to earnings. To date, management has determined that no impairment of long-lived assets exists.

Income taxes: Income taxes are accounted for using an asset and liability method. Income tax expense consists of the tax effects of transactions reported in the financial statements and reflects taxes currently due plus deferred taxes. Deferred taxes are recognized for the tax effects of temporary differences between the basis of certain assets and liabilities for financial reporting and income tax reporting purposes. The deferred tax assets and liabilities represent the future tax return consequences of those temporary differences, which will either be taxed or deductible when the assets or liabilities are recorded or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows required accounting guidance regarding accounting for uncertainty in income taxes. The guidance prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on the tax return. The Company has determined that a reserve for uncertain tax positions is not required. The Company’s federal and state tax returns, related to periods after 2014, remain open for examination by the related tax jurisdictions.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

The Company presents deferred income tax assets and liabilities in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires nonpublic companies to classify all deferred tax liabilities and assets as noncurrent.

Recent accounting pronouncements: In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This update narrows the definition of outputs and aligns it with how outputs are described in Topic 606. The amendment also provides a more robust framework to use in determining when a set of assets and activities is a business. The amendment is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The amendment is applied prospectively with earlier application permitted. The impact from the adoption of this guidance is dependent on future business combinations and dispositions.

Between March and December 2016, the FASB issued four ASUs relating to Revenue from Contracts with Customers (Topic 606). These updates, identified as No. 2016-08, No. 2016-10, No. 2016-12 and No. 2016-20, identified practical expedients and clarified various aspects of the new revenue recognition standard outlined in ASU No. 2014-09. The effective date and transition requirements for ASU No. 2014-09 (and updated in ASU No. 2015-14) were not changed with these pronouncements. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contract with Customers (Topic 606): Deferral of the Effective Date. This deferred the effective date of ASU No. 2014-09, which issued a converged standard on revenue recognition from contracts with customers with U.S. GAAP and International Financial Reporting Standards (IFRS). ASU 2014-09 was issued in May 2014, and the core principle of the new standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration (that is, payment) to which the company expects to be entitled in exchange for those goods or services. The new standard also will result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively (for example, service revenue and contract modifications) and improve guidance for multiple-element arrangements. The deferred effective date of the original amendment (ASU No. 2014-09) is for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. There are two methods for adopting the standard amendment. The first method is to retrospectively adjust each reporting period presented. The second method is to retrospectively adjust with the cumulative effect recognized at the date of initial application along with additional disclosures in reporting periods that include the date of initial application. The Company is evaluating the impact of this new pronouncement along with the method of adoption.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update provides specific guidance on a variety of cash flow classification issues. The amendment is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The amendment is applied retrospectively for each period presented with earlier application permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This update simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, timing on forfeiture impacts on expense, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This amendment is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any entity in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The impact on the financial statements from the adoption of this guidance is currently being evaluated by the Company.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the financial statements.

Note 2. Property and Equipment, Net

Property and equipment, net at December 31, 2017, are summarized as follows:

Machinery and equipment	$12,355
Leasehold improvements	343
Office equipment (including furniture and software)	2,243
Construction in progress	17,736

32,677
Less accumulated depreciation	5,154

$27,523

Depreciation expense for the year ended December 31, 2017, was $2,652.

The Company leases certain equipment and vehicles under capital leases. As of December 31, 2017, the leased assets had cost of $2,013 and accumulated depreciation of $15.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 3. Debt

Secured demand notes: As of December 31, 2017, the Company has two secured demand notes outstanding with the two primary stockholders of the Company. Each of these notes has an original face value of $5,500.

Paid-in-kind interest accrues on the amounts outstanding under the demand notes at 12% annually, compounding quarterly. As of December 31, 2017, interest and principal due on the two demand notes was a total of $13,624. The notes are secured by substantially all assets of the Company.

The principal and paid-in-kind interest on the two notes is due upon demand. However, pursuant to a subordination agreement executed contemporaneously with the Credit Agreement, amounts due under the demand notes are subordinated in right of payment to the amounts due under the Credit Agreement.

Total interest expense relating to the Company’s demand notes was $1,539 for the year ended December 31, 2017. For any payments made by the Company on these demand notes, any such payments are first applied to reduce accrued paid-in-kind interest.

Long-term debt at December 31, 2017, consisted of the following:

New Term Loan	$6,000
Note payable	143

Total long-term debt outstanding	6,143
Less debt discount	(46)
Less current portion	(777)

Long-term debt, net of current portion	$5,320

Loan and security agreement: On June 27, 2017, the Company entered into a $10,000 loan and security agreement (the Loan and Security Agreement), which was comprised of a $6,000 term loan (the New Term Loan) and a revolving loan commitment of $4,000, subject to borrowing base restrictions (the New Revolver).

The New Revolver includes LOCs, Automated Clearing House (ACH) transactions, corporate credit card services, foreign currency contracts or other treasury management services in an amount not to exceed $2,500 each. The New Revolver bears interest at a rate per annum equal to the greater of (i) the prime rate plus 0.75%, or (ii) 4.75%. The New Revolver has a maturity date of June 27, 2018. As of December 31, 2017, there was no outstanding balance on the New Revolver.

The New Term Loan bears interest at a rate per annum equal to the greater of (i) the prime rate, plus 1.25%, or (ii) 5.25%. The interest rate as of December 31, 2017 was 5.75%. The New Term Loan has a maturity date of June 27, 2021.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 3. Debt (Continued)

Debt issuance costs and debt discounts: As of January 1, 2017, the Company had debt issuance costs related to the Old Revolver of $64, net of amortization and included in other assets on the balance sheet. The remaining balance of $57 was written off to interest expense in 2017 with the termination of the Credit Agreement.

During the year ended December 31, 2017, the Company incurred costs of $51 in creditor and legal fees related to the Loan and Security Agreement. These costs were recorded as a reduction of the New Term Loan balance and are being amortized as a component of interest expense using a straight-line method, which approximates the effective-interest method, over the term of the New Term Loan. As of December 31, 2017, debt issuance costs were $46, net of amortization.

Credit agreement: On September 23, 2015, the Company entered into a five-year $12,000 credit agreement (the Credit Agreement), which was comprised of a $10,000 term loan (the Old Term Loan) and a $2,000 revolving loan commitment (the Old Revolver). On September 14, 2016, the Company entered into the amended to Credit Agreement. The amendment: (i) modified certain definitions and established new financial condition covenants, (ii) decreased the Old Term Loan commitment to $0, and (iii) increased the Old Revolver commitment to $5,000. The obligations under the Credit Facility were secured by substantially all assets of the Company. The Company had repaid all borrowings prior to 2017 and did not draw on the Old Revolver during 2017.

The Old Revolver included letters of credit (LOCs) and swingline loans available in an amount not to exceed $1,000 each. Fees are charged on all outstanding LOCs at an annual rate equal to the applicable margin in effect on Eurodollar rate revolving loans, plus fronting fees. The fee was payable quarterly in arrears on the last day of the calendar quarter after the issuance date until the underlying LOC expired.

The Old Revolver bore interest at a rate per annum equal to an applicable margin plus, at the borrower’s option, either: (i) a base rate determined by reference to the higher of (a) the prime rate in effect on such date, and (b) the Federal Funds Effective Rate in effect on such day, plus 0.50%; provided that in no event shall the base rate be less than 3% (the Base Rate); or (ii) a London interbank offered rate (LIBOR) determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing adjusted for certain reserve requirements; provided in no event shall the Eurodollar rate be less than 1% (the Eurodollar Rate).

The applicable margin with respect to Base Rate borrowings was 3.50% and, with respect to the Eurodollar Rate borrowings, was 4.50%. The Company also pays a quarterly commitment fee of 0.50% on the average daily unused balance of the Old Revolver.

There was no interest expense under the Credit Agreement for the year ended December 31, 2017. The Credit Agreement was terminated in June 2017 with the issuance of the Loan and Security Agreement.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 4. Leases

Operating leases: The Company leases office and laboratory facilities and certain office equipment from unrelated parties under operating leases expiring at various dates through May 2025. The Company is responsible for all operating expenses related to these leases.

The approximate future minimum rental commitments at December 31, 2017, under these operating leases are as follows:

Years ending December 31:
2018	$3,101
2019	3,174
2020	3,249
2021	3,326
2022	3,404
Thereafter	9,413

$25,667

Total rental expense charged to operations was $3,221 for the year ended December 31, 2017.

Capital leases: The Company leases certain equipment under capital lease obligations, expiring at various dates through June 2022.

Future minimum lease payments together with the present value of the net minimum lease payments under the capital lease obligations were as follows as of December 31, 2017:

Years ending December 31:
2018	$609
2019	578
2020	486
2021	208
2022	44

Total minimum lease payments	1,925
Less amount representing interest	274

Present value of minimum lease payments	1,651
Current portion	486

Long-term portion	$1,165

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 5. Sale Leaseback Transaction

On September 29, 2017, the Company entered into a sale leaseback arrangement involving the Company’s real estate in Agawam, Massachusetts. The real estate was sold to an unrelated third party for $5,275. As part of the agreement, the unrelated third party leased back the property to the Company at a monthly lease payment of $36, plus annual adjustments for the lesser of: (i) 2%, or (ii) 1.25 times the Consumer Price Index for a period of 15 years with four additional 5-year renewal periods at the option of the Company. The transaction was treated as an operating lease (see Note 4) and resulted in a deferred gain of approximately $128, which is being amortized over the initial 15-year lease term using the ratio of annual rent expense paid to the total rent expense to be paid over the life of the lease. At December 31, 2017, the unamortized deferred gain recorded by the Company was $126, resulting in the recognition in earnings of $2. The unamortized deferred gain is recorded in other liabilities in the balance sheet and related amortization of the gain is recorded in cost of revenues as a reduction of the related rental expense in the income statement.

Note 6. Employee Benefit Plan

The Company sponsors a 401(k) plan for all employees who meet minimum service requirements. The Company made discretionary contributions equal to 3% of all eligible employees’ compensation. The Company’s total expense under the 401(k) plan for the year ended December 31, 2017, was $388.

Note 7. Redeemable Convertible Preferred Stock

Preferred stock: As of December 31, 2017, 25,068,761 preferred shares were authorized, issued and outstanding, consisting of 20,900,000 shares of Series A Preferred Stock (Series A Preferred) and 4,168,761 shares of Series B Preferred Stock (Series B Preferred) (collectively, the Preferred Shares). The Series A Preferred shares and Series B Preferred shares have a liquidation preference of $1.00 and $1.7907 per share, respectively, plus cumulative dividends in arrears. The Preferred Shares earn a cumulative dividend of 8% per annum, compounding monthly, based on the original issue price, plus any accrued but unpaid dividends that have been compounded. At December 31, 2017, cumulative dividends in arrears were $11,830. Preferred stockholders have first rights to dividends and first priority in the case of liquidation.

Each share of Series A Preferred and Series B Preferred is convertible, at the option of the holder, into shares of common stock determined by dividing the respective original issue price by the conversion price in effect at the time of conversion. The conversion price may be adjusted for anti-dilution as provided by the Company’s Amended and Restated Certificate of Incorporation.

On any matters presented for vote to the stockholders of the Company, each holder of outstanding preferred stock shall be entitled to cast the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder are convertible, and the holders of preferred stock shall vote together with the holders of the common stock as a single class.

The holders of Series A Preferred and Series B Preferred have the option, beginning in August 2016, to redeem their shares at the original issue price of $1.00 and $1.7907 per share, respectively, plus all accrued and unpaid dividends, by written notice of at least a majority of the then outstanding shares of preferred stock. Due to this contingent redemption feature, the Series A Preferred and Series B Preferred is presented outside of stockholders’ equity in the mezzanine at its current redemption value. While the holders of the Series A Preferred and Series B Preferred have not indicated an intent to redeem their shares, if they were to redeem their shares, the redemption value would be reclassified from the mezzanine to a liability.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 7. Redeemable Convertible Preferred Stock (Continued)

The voting agreement provides the investors with certain rights, which include, among other rights, the rights to control the composition and size of the Board of Directors of the Company, increase authorized shares of common stock available for conversion of all of the shares of preferred stock outstanding at any given time, and declare actions to be taken in the event of the sale of the Company. The investor rights agreement provides the investors registration rights and rights to participate in future stock issuances, as well as defines financial information reporting requirements that the Company is obligated to provide to the investors. Investors grant to the Company a right of first refusal to purchase all or any portion of transfer stock that such common stockholder may propose to transfer subject to terms of the agreement.

Any distributions made by the Company are made to the holders of the Company’s issued and outstanding Preferred Shares on a pro rata basis, based on the number of shares issued and outstanding until such time that the liquidation preference, plus cumulative dividends in arrears have been distributed. Any remaining distributions made by the Company will be distributed pro rata to the holders of the Preferred Shares on an as converted to common share basis and common shares.

Note 8. Stockholders’ Equity

2011 Equity Incentive Plan: In August 2011, the Company adopted the 2011 Equity Incentive Plan (the Equity Plan), whereby options, stock awards or stock equivalents to purchase up to an aggregate maximum of 2,803,650 shares of common stock could be granted to its directors, officers, employees or consultants. Subject to the terms of the Equity Plan, the Board of Directors is authorized to select participants and determine the number of shares offered to each participant, the award’s exercise price (however, such price shall not be less than the fair market value of the stock on the date-of-grant), the term of the award (not to exceed ten years), related vesting and certain of its other terms. In 2015, the Equity Plan was amended to increase the shares available for grant to 6,267,215.

Stock-based compensation: Compensation costs related to stock-based payment transactions pursuant to the Equity Plan are recognized in the financial statements. Stock-based compensation expense is the estimated fair value of the options granted during the year amortized on a straight-line basis over the requisite service period of the award, which is generally four years from the time of grant.

The fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model. The expected volatility is based upon a historical volatility of an index in the Company’s industry.

The expected term is based upon expectations of the actual time that will elapse between the date of grant and exercise of options. The weighted-average estimated fair value of the stock options granted for the year ended December 31, 2017, was $0.27.

The assumptions made in calculating the fair values of options are as follows for the year ended December 31, 2017:

Expected term (in years)	6.25
Expected volatility	49.67%
Expected dividend yield	0.00%
Forfeiture rate	18.30%
Risk-free interest rate	1.99%

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 8. Stockholders’ Equity (Continued)

Plan activity for the year ended December 31, 2017, is summarized as follows:

	Number of Optioned Shares	Weighted- Average Exercise Price
Options outstanding, December 31, 2016	5,716,845	$1.78
Granted	1,065,000	0.54
Canceled	(945,041)	0.54

Options outstanding, December 31, 2017	5,836,804	0.54

Options exercisable, December 31, 2017	—	0.54

Outstanding options had a weighted-average contractual remaining life of 9.15 years as of December 31, 2017.

Total stock-based compensation recognized under the Equity Plan was $269 for the year ended December 31, 2017. As of December 31, 2017, there was $842 of unrecognized compensation expense remaining to be recognized.

On December 17, 2016, the Board of Directors unanimously adopted a resolution authorizing the Company to offer to exchange all outstanding stock options (the Old Options) for new stock options with a strike price of $0.54 per share (the New Options). The strike price represented the estimated fair value of one share of common stock as of the date of the resolution. For each option holder, the number of shares of stock subject to the New Options is equal to the number of shares of stock subject to the Old Options.

In January 2017, the Company offered all option holders the opportunity to exchange their Old Options to purchase in the aggregate up to 5,716,845 shares of stock for $1.78 per share for New Options to purchase the same number of shares at $0.54 per share. Holders of Old Options to purchase 5,526,845 shares of stock elected to participate in the exchange, and as such New Options to purchase 5,526,845 shares were issued as of February 1, 2017. The New Options vest and become exercisable over a term of four years; however, if there is a change of control event, 100% of the unvested New Options shall become vested immediately upon the date of such change of control. The estimated fair value of the New Options granted on February 1, 2017, totaled approximately $1,000.

Note 9. Income Taxes

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act tax reform legislation. This legislation makes significant changes in U.S. tax law including a reduction in the corporate tax rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The legislation reduced the U.S. corporate tax rate from the current rate of 35% to 21%. As a result of the enacted law, the Company was required to remeasure deferred tax assets and liability at the enacted rate. This remeasurement resulted in a provision of $1.5 million to deferred income tax expense, however, this was offset by a change in the valuation allowance. The other provisions of the Tax Cuts and Jobs Act did not have a material impact on the fiscal 2017 financial statements.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 9. Income Taxes (Continued)

Components of deferred tax assets and liabilities are as follows as of December 31, 2017:

Deferred tax assets:
Allowance for doubtful accounts	$27
Accrued expenses	737
Net operating loss carryforwards	2,590
Alternative minimum tax	68
Amortization	68
Transaction costs	411
Stock-based compensation	73
Other	1

Gross deferred tax assets	3,975

Deferred tax liabilities:
Depreciation	(1,025)
Amortization	—
Prepaid expenses	(16)
Other	(80)

Gross deferred tax liabilities	(1,121)

Valuation allowance	(2,786)

Net deferred tax assets	$68

As of December 31, 2017, the Company determined that it is more likely than not that its net deferred tax assets will not be realized and therefore, determined that a valuation allowance was necessary, with the exception of alternative minimum tax credits of $68, which are refundable over the next four years.

The Company’s provision for (benefit from) income taxes consists of the following for the year ended December 31, 2017:

Current tax (benefit) expense	$16
Deferred tax expense (benefit)	(68)

Benefit from income taxes	$(52)

The difference between the expected income tax benefit using the statutory federal tax rate and the Company’s effective tax benefit is mainly due to state taxes and the effect of recording a valuation allowance.

At December 31, 2017, the Company has federal net operating loss carryforwards of $10,869 and various state net operating loss carryforwards recorded as a deferred tax asset of $307, which begin to expire in 2022. The deferred tax asset for federal and state net operating losses are offset by the valuation allowance.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands, Except for Share Data)

Note 10. Subsequent Events

In preparing the accompanying financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through March 8, 2019 the date the financial statements were available for issuance.

On January 19, 2018, the Company acquired certain net assets of Solid Form Solutions, Ltd. for approximately $6,000 in cash, plus $5,500 in Series A-1 Preferred Stock for a total approximate purchase price of $11,500, subject to a final working capital adjustment, as defined in the asset purchase agreement. As of the date of these financial statements, management had not yet completed the initial accounting for this business combination.

On January 19, 2018, the Company issued 666,667 Series B-1 Preferred Stock to existing Series A and B Preferred Stock holders in exchange for $2,000,000 in capital contributions.

On January 19, 2018, the Company amended the Loan and Security Agreement with the bank to add an additional $3,000 principal on the term loan (the Additional Term Loan) to the bank. The Additional Term Loan bears the same interest rate as the New Term Loan in Note 3; however, principal payments do not begin until January 19, 2019. The maturity date of the Additional Term Loan is January 19, 2022. Certain financial covenants were also modified. The Series B-1 Preferred Stock capital contributions and the Additional Term Loan were used for the acquisition of Solid Form Solutions, Ltd. described above.